EXHIBIT 10.17

REVOLVING CREDIT AGREEMENT

AGREEMENT made this 19th day of July, 2005 by and among Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (the “Lender”), and Summer Infant, Inc., a Rhode Island corporation (“SII”), Summer Infant Europe Limited, a private company limited by shares organized under the laws of England and Wales with registered number 04322137 (“SIE”), and Summer Infant Asia Limited, a Hong Kong corporation (“SIA”), all with a principal place of business located at 6 Blackstone Valley Place, Lincoln, Rhode Island (SII, SIE, and SIA herein individually referred to as a “Borrower” and collectively referred to as the “Borrower”).

I. DEFINITIONS

1.01. Certain Defined Terms. In addition to the definitions contained in the foregoing recital clause, the following terms shall have the meanings provided below:

“Agreement” means this Agreement, as amended from time to time.

“Borrowing Base Certificate” means a certificate in the form of Exhibit A attached hereto.

“Borrowing Limit” means an amount which shall not exceed the lesser of (a) Seven Million Five Hundred Thousand Dollars ($7,500,000) or (b) the aggregate Dollar Equivalent of (i) eighty-five percent (85%) of Total Eligible Toys R Us Receivables outstanding from time to time, plus (ii) eighty-five percent (85%) of Total Eligible Target Receivables outstanding from time to time, plus (iii) eighty percent (80%) of Eligible Domestic Receivables outstanding from time to time, plus (iv) sixty percent (60%) of the value of Eligible Domestic Inventory, plus (v) fifty percent (50%) of the value of Eligible Foreign Inventory, plus (vi) fifty-five percent (55%) of the value of Intransit Inventory, plus (vii) sixty percent (60%) of Eligible Foreign Receivables outstanding from time to time; provided, however, the amount available for advances against Eligible Domestic Inventory, Intransit Inventory, and Eligible Foreign Inventory shall not exceed Three Million Two Hundred Thousand Dollars ($3,200,000)).

“Capital Expenditures” means all expenditures in respect of fixed or capital assets which have been or should be capitalized on the books of the Borrower in accordance with GAAP, including the capitalized amount of Capital Lease Obligations as incurred.

“Capital Lease Obligations” shall mean, as to the Borrower, the obligations of Borrower to pay rent or other amounts under a lease (or other agreement conveying the right to use) of real and/or personal property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of Borrower under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of Rhode Island.

“Collateral” means all of the property, rights and interests of the Borrower that are or are intended to be subject to the liens created by the Security Documents.

“Customer” means a party indebted or obligated to a Borrower or a party against which a Borrower has a claim on a Receivable.

“Debenture” means that certain Debenture between SIE and the Lender dated on or about the date hereof.

“Debt Service” means, with respect to any fiscal period, the sum required to be paid during such period by the Borrower for (a) Interest Expense, plus (b) the aggregate amount of all mandatory scheduled payments, prepayments and sinking fund payments, in each case with respect to principal paid or accrued in respect of Funded Debt, including the current portion of Capital Lease Obligations, plus (c) to the extent not included in the foregoing, lease expense and rent expense of the Borrower.

“Default” means any of the events specified in Article IX hereof which are continuing beyond any applicable grace or cure periods which would constitute an Event of Default.

“Dollar Equivalent” means on any particular date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any amount denominated in any other currency, the amount (as conclusively ascertained by the Lender absent manifest error) of Dollars which could be purchased by the Lender (in accordance with its normal banking practices) in the London foreign currency deposit markets with such amount of such currency at the spot rate of exchange prevailing at or about 11:00 a.m. (London time) on such date.

“Dollars” or “$” means any lawful currency of the United State of America.

“EBITDA” means, with respect to any fiscal period of the Borrower, as determined on a consolidated basis, the Net Income (or Net Loss, expressed as a negative number) from continuing operations of the Borrower during such fiscal period plus all items deducted in computing such Net Income in respect of depreciation, amortization, Interest Expense and all other non-cash charges, and federal, national, state, provincial and local taxes based upon or measured by income, but excluding (i) extraordinary items such as gains or losses on sale of assets, (ii) earnings from discontinued businesses, and (iii) any non-cash gains or losses used in determining net income.

“Eligible Domestic Inventory” shall mean, as of any date of determination thereof, all Inventory owned by (and in the possession or under the control of) SII and located in a jurisdiction in the United States of America; provided that Eligible Domestic Inventory shall include only such Inventory as is otherwise reasonably acceptable to the Lender in its good faith discretion from time to time and in any event shall not include any of the following: (a) work-in-process; (b) Inventory located at leased premises or a warehouse with respect to which the Lender has not received a landlord’s or warehousemen’s waiver and agreement on terms reasonably satisfactory to it; (c) Inventory as to which the Lender does not hold a duly perfected first priority lien; (d) Inventory which in the reasonable judgment of the Lender is considered to be not merchantable; (e) Inventory in-transit to the Borrower; and (f) consigned Inventory. The value of Eligible Domestic Inventory shall be determined at the lower of cost or market value in accordance with GAAP.

“Eligible Foreign Inventory” shall mean, as of any date of determination thereof, all Inventory owned by (and in the possession or under the control of) SIE and located in England; provided that Eligible Foreign Inventory shall include only such Inventory as is otherwise reasonably acceptable to the Lender in its good faith discretion from time to time and in any event shall not include any of the following: (a) work-in-process; (b) Inventory located at leased premises or a warehouse with respect to which the Lender has not received a landlord’s or warehousemen’s waiver and agreement on terms reasonably satisfactory to it; (c) Inventory as to which the Lender does not hold a duly perfected first priority charge; (d) Inventory which is subject to any legal encumbrance other than pursuant to the Security Documents; (e) Inventory which in the reasonable judgment of the Lender is considered to be not merchantable; (f) Inventory in-transit to the Borrower; (g) Inventory which has not been fully paid for by SIE; and (h) consigned Inventory. The value of Eligible Foreign Inventory shall be determined at the lower of cost or market value in accordance with GAAP.

“Eligible Domestic Receivable” means a Receivable of SII, other than an Eligible Toys R Us Receivable or an Eligible Target Receivable, which is reasonably acceptable to the Lender in its sole discretion, but at least is continuously in compliance with all of the following:

(a) The Receivable is an account which arose in the ordinary course of the business of SII from or in connection with a bona fide sale of goods or rendition of services, performed in accordance with an order or contract, oral or written, wherein all obligations of SII regarding the shipment or delivery of such goods to the Customer have been satisfied or the services have been performed for the Customer; no material part of such goods has been returned, rejected, lost or damaged; the Receivable is not evidenced by chattel paper or an instrument of any kind; the Customer is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind; the Receivable is not subject to progress billings; and the corporate headquarters of the Customer is located within the United States;

(b) The rights of SII in and to the Receivable and the proceeds thereof are not subject to any assignment, claim, lien, security interest or other encumbrance other than pursuant to the Security Documents;

(c) The Receivable is not disputed nor subject to offset, credit allowance, contra account or adjustment by the Customer, except discounts for prompt payment offered in the ordinary course of business or as disclosed to the Lender;

(d) The Receivable does not arise out of a transaction with an employee, officer, agent, director stockholder, affiliate, or subsidiary of SII except as previously disclosed and agreed by Lender, or any Person which, directly or indirectly, controls or is controlled by, or is under common control with, SII, as determined by the Lender;

(e) The Receivable has been due and payable for less than ninety (90) days from the invoice date;

(f) As to a Receivable of any single Customer, unless waived by the Lender, not more than forty percent (40%) of the aggregate amount of the Receivables of such Customer have been due and payable ninety (90) days or more from the invoice date;

(g) The financial condition of the Customer is satisfactory to the Lender in its reasonable discretion.

“Eligible Foreign Receivable” means a Receivable of SIE which is reasonably acceptable to the Lender in its sole discretion, but at least is continuously in compliance with all of the following:

(a) The Receivable is an account which arose in the ordinary course of the business of SIE from or in connection with a bona fide sale of goods or rendition of services, performed in accordance with an order or contract, oral or written, wherein all obligations of SIE regarding the shipment or delivery of such goods to the Customer have been satisfied or the services have been performed for the Customer; no material part of such goods has been returned, rejected, lost or damaged; the Receivable is not evidenced by chattel paper or an instrument of any kind; the Customer is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind; the Receivable is not subject to progress billings; the Customer is an entity organized under the laws of England; and the corporate headquarters of the Customer is located within England;

(b) The rights of SIE in and to the Receivable and the proceeds thereof are not subject to any assignment, claim, lien, security interest or other encumbrance other than pursuant to the Security Documents;

(c) The Receivable constitutes Collateral in which the Lender has a duly perfected first priority fixed charge;

(d) The Receivable is not disputed nor subject to offset, credit allowance, contra account or adjustment by the Customer, except discounts for prompt payment offered in the ordinary course of business or as disclosed to the Lender;

(e) The Receivable does not arise out of a transaction with an employee, officer, agent, director, stockholder, affiliate, or subsidiary of such Borrower except as previously disclosed and agreed by Lender, or any Person which, directly or indirectly, controls or is controlled by, or is under common control with, SIE, as determined by the Lender;

(f) The Receivable has been due and payable for less than ninety (90) days from the invoice date;

(g) As to a Receivable of any single Customer, unless waived by the Lender, not more than forty percent (40%) of the aggregate amount of the Receivables of such Customer have been due and payable ninety (90) days or more from the invoice date;

(h) The Receivable is denominated in Dollars or Pounds Sterling;

(i) The financial condition of the Customer is satisfactory to the Lender in its reasonable discretion.

“Eligible Target Receivable” means a Receivable of SII due from Target that is in compliance with all of the following:

(a) The Receivable is an account which arose in the ordinary course of the business of SII from or in connection with a bona fide sale of goods or rendition of services, performed in accordance with an order or contract, oral or written, wherein all obligations of SII regarding the shipment or delivery of such goods to Target have been satisfied or the services have been performed for Target; no material part of such goods has been returned, rejected, lost or damaged; the Receivable is not evidenced by chattel paper or an instrument of any kind; Target is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind; and the Receivable is not subject to progress billings;

(b) The Receivable is not disputed nor subject to offset, credit allowance, contra account or adjustment by Target, except discounts for prompt payment offered in the ordinary course of business or as disclosed to the Lender;

(c) The Receivable has been due and payable for less than ninety (90) days from the invoice date.

“Eligible Toys R Us Receivable” means a Receivable of SII due from Toys R Us that is in compliance with all of the following:

(a) The Receivable is an account which arose in the ordinary course of the business of SII from or in connection with a bona fide sale of goods or rendition of services, performed in accordance with an order or contract, oral or written, wherein all obligations of SII regarding the shipment or delivery of such goods to Toys R Us have been satisfied or the services have been performed for Toys R Us; no material part of such goods has been returned, rejected, lost or damaged; the Receivable is not evidenced by chattel paper or an instrument of any kind; Toys R Us is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind; and the Receivable is not subject to progress billings;

(b) The Receivable is not disputed nor subject to offset, credit allowance, contra account or adjustment by Toys R Us, except discounts for prompt payment offered in the ordinary course of business or as disclosed to the Lender;

(c) The Receivable has been due and payable for less than ninety (90) days from the invoice date.

“Event of Default” means an Event of Default which exists and is continuing beyond any applicable grace or cure period described in Article IX hereof.

“Funded Debt” means, as of any date of determination thereof, the sum of all Indebtedness of the Borrower for borrowed money or any obligation to repay funded indebtedness, including, without limitation, any indebtedness evidenced by notes, bonds, debentures, guarantees or similar obligations, any obligation to pay money under a conditional sale or other title retention agreement, the net aggregate rentals payable as Capital Lease Obligations, or any reimbursement obligation for any letter of credit, exclusive of Subordinated Debt.

“GAAP” means generally accepted accounting principles consistently applied in the United States.

“Guarantor” means Jason Macari.

“Guaranty” means the Guaranty of the Guarantor dated as of even date.

“Indebtedness” means (a) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services, (b) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services the payment or collection of which the Borrower has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which the Borrower is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase, to provide funds for payment, to supply funds to or otherwise to invest in such other Person, or otherwise to assure a creditor against loss, (c) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by the Borrower, whether or not the Borrower has assumed or become liable for the payment of such indebtedness or obligations, and (d) Capital Lease Obligations.

“Interest Expense” means, for any fiscal period, the aggregate amount required by the Borrower to pay interest, fees, charges and expenses during such period on Total Debt, including the interest portion of payments under Capital Lease Obligations and any capitalized interest.

“Intransit Inventory” means Inventory which is in-transit to the Borrower, and for which title has passed to the Borrower and which is insured to the full value thereof by the Borrower. The value of Intransit Inventory shall be determined at the lower of cost or market value in accordance with GAAP.

“Inventory” shall mean “inventory” as defined in Article 9 of the Code.

“IRC” means the Internal Revenue Code of 1986, as amended.

“Loan Account” means the account evidencing the Revolving Loan into which the Lender shall record all appropriate debits and credits.

“Maximum Leverage Ratio” means, as of any applicable date, a ratio of Total Debt to Tangible Net Worth of not greater than 3.5 to 1.0 from the date hereof through December 31, 2005, and a ratio of Total Debt to Tangible Net Worth of not greater than 3.0 to 1.0 at all times thereafter.

“Minimum Fixed Charge Coverage Ratio” means, for any applicable period, a ratio of Operating Cash Flow to Debt Service of not less than 1.25 to 1.0.

“Net Income” (or “Net Loss”) means the book net income (or net loss, as the case may be) of the Borrower for any fiscal period, after all taxes actually paid or accrued and all expenses and other charges, determined on a consolidated basis in accordance with GAAP consistently applied.

“Net Worth” means, at any date, as set forth on a balance sheet of the Borrower, prepared in accordance with GAAP, and determined on a consolidated basis the sum of (a) the par or stated value of all outstanding capital stock, (b) capital surplus, and (c) positive (negative) retained earnings, if any, and after eliminating any surplus resulting from write-ups of assets after the date of this Agreement.

“Note” shall mean the Borrower’s secured promissory note in the form attached hereto as Exhibit B, which note is hereby incorporated herein by reference and made a part hereof.

“Obligations” means all indebtedness, obligations and liabilities of the Borrower to the Lender pursuant to this Agreement, the Revolving Loan, the Security Documents, and the Note, including all principal, interest, taxes, fees, charges, expenses and reasonable attorneys’ fees chargeable to the Borrower or incurred by the Lender under this Agreement, the Security Documents and the Note, or any other document or instrument delivered in connection herewith.

“Operating Cash Flow” means, with respect to any fiscal period of the Borrower, EBITDA for such period plus lease expense and rent expense, less federal, state and local income, excise and franchise taxes paid during such period, less dividends and distributions of cash or property, or both, to holders of shares of the capital stock of the Borrower made during such fiscal period, all as determined in accordance with GAAP on a consolidated basis.

“Person” means and includes an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

“Pound Sterling” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Receivable” means all present and future rights of a Borrower to payment for goods sold or leased or for services rendered in the ordinary course of its business, whether or not earned by performance.

“Repayment Date” means the Termination Date or, if earlier, the date of acceleration of the Obligations pursuant to Section 2.07 or 9.02 hereof.

“Revolving Loan” shall mean the revolving line of credit from the Lender to the Borrower pursuant to the terms of Article II hereof in an amount not to exceed the Borrowing Limit.

“Revolving Loan Advance” or “Revolving Loan Advances” means the loans and advances made under the Revolving Loan on a revolving basis pursuant to the terms of Article II hereof.

“Security Agreement” means that certain Security Agreement between SII and the Lender dated as of even date.

“Security Documents” means the Guaranty, the Security Agreement, the Debenture Agreement, and any other agreement now or hereafter securing the Obligations.

“Senior Debt” means, as of any date of determination thereof, the sum of Total Debt of the Borrower exclusive of the non-current portion of Subordinated Debt.

“Subordinated Debt” means Indebtedness of the Borrower subordinated to the Obligations in a manner acceptable to the Lender in its sole and absolute discretion.

“Tangible Net Worth” means, as of any date, as calculated in accordance with GAAP, the Net Worth of the Borrower less the sum of any intangible assets of the Borrower including, but not limited to, goodwill, trademarks, and tradenames.

“Target” means Target Corporation.

“Termination Date” shall mean April 30, 2006, or such later date specified by the Lender if this Agreement shall be extended by the Lender in writing.

“Total Debt” shall mean all items which, in accordance with GAAP and as determined on a consolidated basis, would be included in determining total liabilities as shown on the liability side of a balance sheet of the Borrower as of the date Total Debt is to be determined and, in any event, shall include, without limitation, any liability, whether or not any such liability shall have been assumed, (a) on account of deposits, advances or progress payments under contract, or any indebtedness or liability evidenced by notes, bonds, debentures or similar obligations (including, without limitation, any purchase option obligations, conditional sales or similar title retention agreements) or indebtedness for borrowed money, and (b) secured by any mortgage, pledge, lien or security interest on or in property owned or acquired.

“Total Eligible Target Receivables” means an amount equal to ninety-eight percent (98%) of all Eligible Target Receivables, which percentage shall be adjusted to reflect each future change in the purchase discount negotiated by Target and SII.

“Total Eligible Toys R Us Receivables” means an amount equal to eighty-six percent (86%) of all Eligible Toys R Us Receivables, which percentage shall be adjusted to reflect each future change in the purchase discount negotiated by Toys R Us and SII.

“Toys R Us” means Toys “R” Us, Inc.

II. GENERAL TERMS

2.01. Revolving Loan. During the term of this Agreement, the Lender agrees to make Revolving Loan Advances, provided that the aggregate unpaid principal amount of all Revolving Loan Advances made by the Lender at any single time shall not exceed the Borrowing Limit, and provided further that the Lender’s agreement to make Revolving Loan Advances shall terminate immediately and all future Revolving Loan Advances shall be at the sole discretion of the Lender if (i) there shall have occurred or there shall exist an event that constitutes a Default or an Event of Default, or (ii) the Lender is not in receipt of a current Borrowing Base Certificate as required under Section 6.04 hereof. The Lender shall maintain a Loan Account in which the Lender shall record all appropriate debits and credits as provided herein. The Revolving Loan Advances shall also be evidenced by the Note.

2.02. Loan Account. The Lender will enter Revolving Loan Advances as debits in the Loan Account. The Lender may also record in the Loan Account, in accordance with customary accounting practice, all other charges, interest, expenses and other items properly chargeable to the Borrower, all payments by the Borrower and other appropriate debits and credits. The debit balance in the Loan Account shall reflect the amount of the Borrower’s indebtedness to the Lender under the Revolving Loan, and whatever interest or charges may be due from time to time. The Loan Account shall be prima facie evidence as to all such indebtedness and other amounts; provided, however, that the failure of the Lender to record any amount shall not limit or otherwise affect the obligations of the Borrower to repay each Revolving Loan Advance made or effected hereunder together with interest thereon.

2.03. Statements. The Lender shall render a monthly statement of account to the Borrower which shall, absent manifest error, be considered correct, accepted by and binding on the Borrower, unless the Borrower notifies the Lender of any changes or corrections within thirty (30) days of the receipt of such statement.

2.04. Repayments of Principal. (a) Prior to the Repayment Date, the Borrower may repay principal of the Revolving Loan Advances as set forth in the Note.

(b) The Borrower promises to pay to the Lender the outstanding principal amount of the Revolving Loan Advances on the Repayment Date.

(c) If at any time the outstanding principal balance of the Loan Account exceeds the Borrowing Limit, the Borrower promises to promptly pay an amount necessary to reduce said principal balance to the Borrowing Limit.

2.05. Repayments of Interest. The Borrower promises to pay to the Lender interest in arrears and at the rates as set forth in the Note, computed on the average daily debit balance in the Loan Account.

2.06. Form of Payments. All payments (including prepayments) by the Borrower on account of principal, interest or any other fee, reimbursement or other charge due under the Revolving Loan shall be made to the Lender at the Lender’s place of business prior to 2:00 p.m., on the date of payment in Dollars in immediately available funds. No payment to the Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until the Lender shall have received payment in full in Dollars, and to the extent that the amount of any such payment shall, on actual conversion into Dollars, fall short of such obligation or liability actual or contingent expressed in Dollars, the Borrower shall indemnify and hold harmless the Lender with respect to the amount of the shortfall, with such indemnity surviving the termination of this Agreement, and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall. The Borrower hereby authorizes the Lender to effect payment of all sums due to the Lender, including, without limitation, payments of principal, interest, or any other fee or reimbursement in connection with the transactions contemplated herein, by means of debiting any of the Borrower’s demand deposit accounts with the Lender.

2.07. No Offset, etc. All payments by a Borrower hereunder and under any of the Security Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any Borrower with respect to any amount payable by it hereunder or under any of the Security Documents, such Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such Security Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon such Borrower. The applicable Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted form or paid with respect to payments made by such Borrower hereunder or under such Security Document.

2.08. Termination. (a) This Agreement and the making of Revolving Loan Advances hereunder may be terminated by the Lender at any time, at the option of the Lender, if any Event of Default shall have occurred and be continuing beyond the application of any grace or notice period, as provided in Section 9.02 hereof.

(b) Unless sooner terminated as provided in subparagraph (a) above, this Agreement shall terminate on the Termination Date.

(c) Upon termination of this Agreement, all Revolving Loan Advances hereunder shall immediately become due and payable. Termination shall not affect the obligations of the Borrower hereunder or the security interests of the Lender in the Collateral until all the Revolving Loan Advances are paid in full.

2.09. Advance Procedure. Whenever the Borrower desires a Revolving Loan Advance, it shall notify the Lender (which notice may be telephonic confirmed promptly in writing or telecopied) no later than 1:00 p.m. (Providence, Rhode Island time). The notice shall specify (a) the proposed funding date and (b) the amount of the proposed Revolving Loan Advance. The Lender shall not incur any liability to the Borrower in acting upon any telephonic or telecopied notice referred to above which the Lender believes reasonably and in good faith to have been given by a duly authorized officer or other Person authorized to borrow in behalf of the

Borrower or for otherwise acting in good faith and, upon the funding of a Revolving Loan Advance by the Lender in accordance with this Agreement pursuant to any telephonic or telecopied notice, the Borrower shall have borrowed such Revolving Loan Advance hereunder.

2.10. Disbursement of Funds. Promptly after receipt of a notice from the Borrower requesting a Revolving Loan Advance pursuant to Section 2.08 hereof, subject to the terms of Section 2.01 hereof the Lender shall make such Revolving Loan Advance available to the Borrower on such funding date by causing an amount of same day funds equal to such Revolving Loan Advance to be credited to the account of the Borrower at the office of the Lender.

2.11. Use of Proceeds. The Revolving Loan Advances shall be used for general working capital purposes of the Borrower.

2.12. Security for the Revolving Loan. The Revolving Loan shall be secured by the Security Documents and by such additional security as shall be agreed to by the Lender and the Borrower from time to time.

2.13. Participations. The Lender reserves the right without notice to the Borrower to sell participations in the Revolving Loan, in whole or in part, provided that the Borrower’s rights under this Agreement will not be modified thereby. Furthermore, the Lender shall have the right to make available to actual or potential participants all financial information, public or non-public, that the Lender receives from the Borrower provided such person agrees, in writing, to keep such information confidential or is bound by privacy laws the same as those applicable to the Lender.

2.14. Life Insurance. The Borrower shall maintain or cause there to be maintained and assign to the Lender insurance on the life of Jason Macari in the minimum amount of Two Million Dollars ($2,000,000).

2.15. Unused Line Fee. The Borrower shall pay to the Lender an unused line fee on the daily average unused amount of the Borrowing Limit for the period from the date hereof through the Termination Date and thereafter for each consecutive three-month period or portion thereof while the Revolving Loan remains outstanding, at the rate of fifteen basis points (.0015%) per annum. Accrued unused line fees shall be payable on the last business day of each calendar quarter.

2.16. Origination Fee. The Borrower agrees to pay to the Lender an origination fee of Fifteen Thousand Dollars ($15,000) in connection with the making of the Revolving Loan, payable in five consecutive quarterly installments of Three Thousand Dollars ($3,000) each, commencing on the date hereof.

III. REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement and make the Revolving Loan, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the making of the Revolving Loan) that:

3.01. Financial Statements. The financial statements previously furnished by the Borrower to the Lender have been prepared substantially in accordance with GAAP applied on a basis consistent with that of preceding periods, are complete and correct, and fully and accurately reflect the financial condition of the Borrower as of said dates. To the best of Borrower’s knowledge and belief, Borrower does not have any contingent obligations, liabilities for taxes, unusual long-term commitments or lease commitments except as specifically mentioned in such financial statements or the notes thereto. Since the date of the most recent financial statements submitted to and received by the Lender, there has been no material adverse change in the financial condition of the Borrower.

3.02. Organization and Qualification. Each Borrower (a) is a corporation (or similar business entity) duly incorporated, validly existing and (where applicable with respect to SIE and SIA) in good standing under the laws of its jurisdiction of incorporation, (b) has the corporate power and authority to own its properties and to carry on business as now being conducted and is qualified to do business and is in good standing in every jurisdiction where such qualification is necessary, and (c) has the corporate power to execute and deliver this Agreement, to borrow hereunder and to execute and deliver to the Lender any other instruments required hereunder.

3.03. No Conflict. (a) Each Borrower has taken all necessary corporate action to authorize the Revolving Loan on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement and any other agreements referred to herein or related to the Loans.

(b) All consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority, bureau or agency which are required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and any other agreements referred to herein have been duly obtained and are in full force and effect.

(c) The execution, delivery and performance of this Agreement and any other agreement referred to herein will not be in material conflict with, result in a material breach of, or constitute (with due notice or lapse of time or both) a material default under, any provision of any existing law or regulation or of any order or decree of any court or governmental authority, bureau or agency, or of the Articles of Incorporation or By-Laws of any Borrower, or of any mortgage, indenture, contract or other agreement to which any Borrower is a party or which purports to be binding upon any Borrower or upon any of such Borrower’s properties or assets, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of such Borrower’s properties or assets, except in favor of the Lender.

3.04. Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect on the business operations, properties, assets or condition (financial or otherwise) of the Borrower. The Borrower is not in default with respect to any order of any court, arbitrator or governmental body arising out of any action, suit or proceeding under any statute or other law.

3.05. No Default. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower is a party or by which the Borrower’s assets may be bound, and no Default or Event of Default as hereinafter specified has occurred and is continuing hereunder.

3.06. Taxes. The Borrower has filed or caused to be filed all tax returns required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against the Borrower, and no tax liens have been filed and no claims are being asserted, or proposed or threatened to be asserted, with respect to any taxes which are not reflected in the financial statements referred to in Section 3.01 hereof, and the Borrower is currently providing adequate reserves for all current taxes.

3.07. No Pending Insolvency. Any funds advanced to the Borrower under this Agreement do not and will not render the Borrower insolvent; the Borrower is not contemplating the filing of a petition or application for the appointment of a trustee or other custodian, liquidator, administrator or receiver of the Borrower or any substantial part of the assets of the Borrower and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it; the Borrower is not contemplating the commencement of any case or other proceeding relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, examinership or liquidation or similar law of any jurisdiction or the liquidation of all or a major portion of its property and the Borrower has no knowledge of any Person contemplating the commencement of any such case or proceeding against it.

3.08. Statements. No statement of fact made by or on behalf of the Borrower in this Agreement or in any certificate or schedule furnished to the Lender pursuant hereto, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lender which materially affects adversely nor as far as the Borrower can foresee, will materially affect adversely the property, business, prospects or condition (financial or otherwise) of the Borrower.

3.09. Legally Enforceable Agreement. This Agreement and any other documents executed by the Borrower in connection with the Revolving Loan are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and except as certain remedies thereunder may be subject to equitable principles.

3.10. Regulation U. The Borrower is not engaged principally, or as one of the Borrower’s important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and will not use the proceeds of the Loans so as to violate Regulation U as it may be amended or interpreted from time to time by the Board of Governors of the Federal Reserve System.

3.11. Patents, etc. Borrower possesses all franchises, patents, patent applications, patent licenses, copyrights, trademarks, service marks, tradenames, licenses and permits, and rights in respect of the foregoing, necessary for the conduct of the Borrower’s business substantially as now conducted without any known conflict with any rights of others.

3.12. Brokerage Commissions. The making of the Revolving Loan or the Lender’s acquisition of the Note or any of the Security Documents will not subject the Lender to any claim for a brokerage commission.

IV. CONDITIONS OF MAKING INITIAL ADVANCE

The obligation of the Lender to make the initial Revolving Loan Advance hereunder is subject to the following conditions precedent:

4.01. Representations. The representations and warranties set forth in Article IV hereof shall be true and correct on and as of the date hereof and the date such Initial Advance is made.

4.02. Certification. Each Borrower shall have executed and delivered to the Lender, upon the execution of this Agreement, the following: (a) A certificate of the stockholders and/or directors of such Borrower certifying to the incumbency of the officers of such Borrower and the votes authorizing the execution and delivery of this Agreement and any other documents related to the Revolving Loan, and (b) such other supporting documents as the Lender may reasonably request.

4.03. Legal Opinion. The Lender shall have received the favorable written opinion of counsel for SII, dated the date hereof, satisfactory to the Lender and its counsel in scope and substance.

4.04. Good Standing. Upon the execution of this Agreement, the Lender shall have received for SII Certificates of Good Standing from the Rhode Island Secretary of State and the Rhode Island Division of Taxation, and evidence reasonably acceptable to the Lender regarding the corporate status of SIE and SIA.

4.05. Legal Matters. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for the Lender.

4.06. No Default. No Default or Event of Default shall have occurred.

4.07. Commitment Letter. There shall be compliance with all terms of the commitment letter of the Lender to the Borrower dated June 20, 2005.

4.08. Documents To Be Delivered To The Lender. The items to be delivered to the Lender prior to the initial Revolving Advance shall be:

(a) Assignment of credit insurance.

(b) A collateral assignment of the life insurance policy described in Section 2.14 above.

(c) The executed Note.

(d) The executed Security Documents.

(e) The policies of hazard insurance required by the Security Documents, accompanied by evidence of the payment of the premiums therefor.

(f) Uniform Commercial Code financing statements to perfect the security interest created by the Security Documents in the property described therein.

V. CONDITIONS OF MAKING ADVANCES AFTER THE INITIAL ADVANCE

5.01. Subsequent Conditions to Advances. The obligation of the Lender to make any Revolving Loan Advance after the initial advance is subject to the following conditions precedent:

(a) All conditions of Article IV shall remain satisfied, performed and unimpaired as of the date of each such subsequent advance.

(b) The Lender shall have received a requisition for the advance.

(c) The representations and warranties set forth in Article III hereof shall be true and correct on and as of the date of the advance with the same effect as if made on such date.

(d) There shall be no Default under this Agreement or the Security Documents as of the date of such advance.

VI. AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, the Obligations, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, each Borrower will:

6.01. Maintenance of Properties. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its rights, licenses, permits and franchises and comply with all laws and regulations applicable to the Borrower, at all times maintain, preserve and project all franchises and trade names and preserve all the remainder of the Borrower’s property used or useful in the conduct of the Borrower’s business and keep the same in good repair, working order and condition, and from time to time, make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

6.02. Payment of Obligations and Taxes. Pay and discharge or cause to be paid and discharged all of the Borrower’s obligations and liabilities and all taxes, assessments and governmental charges or levies imposed upon the Borrower or upon the Borrower’s respective income and profits or upon any of the Collateral evidenced by the Security Documents, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on the Borrower’s books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further, that payment with respect to any such tax, assessment, charge, levy or claim shall be made within ten (10) days after entry of final judgment and before any of the Borrower’s property shall be seized or sold in satisfaction thereof.

6.03. Legal Proceedings. Give prompt written notice to the Lender of any proceedings instituted against the Borrower in any national, Federal, provincial, state or county court or before any commission or other regulatory body, international, national, Federal, state, provincial or local, which, if adversely determined, would have a material adverse effect upon the Borrower’s business, operations, properties, assets, or condition, financial or otherwise.

6.04. Financial Statements. Furnish or cause to be furnished to the Lender:

(a) Within one hundred twenty (120) days of the end of each fiscal year of SII, audited balance sheets and statements of profit and loss and cash flows, retained earnings, reconciliation of net worth and source and application of funds for such fiscal year for SII, each prepared in accordance with GAAP consistently applied, in reasonable detail and certified without qualification by independent certified public accountants selected by the Borrower and acceptable to the Lender, the form of certification to be also satisfactory to the Lender, showing SII’s financial condition at the close of such fiscal year and the results of operations during such year, together with a certificate signed by such accountants certifying SII’s compliance, or lack thereof, with the financial covenants described in Article VII hereof, and a schedule showing the calculations used to determine such compliance (or lack thereof).

(b) Within one hundred twenty (120) days of the end of each fiscal year of the Borrower, compiled balance sheets and statements of profit and loss and cash flows, retained earnings, reconciliation of net worth and source and application of funds for such fiscal year for the Borrower, each prepared in accordance with GAAP consistently applied, on a combined and combining basis, in reasonable detail by independent certified public accountants selected by the Borrower and acceptable to the Lender, the form of compilation to be also satisfactory to the Lender, showing the Borrower’s financial condition at the close of such fiscal year and the results of operations during such year, together with a certificate signed by such accountants certifying the Borrower’s compliance, or lack thereof, with the financial covenants described in Article VII hereof, and a schedule showing the calculations used to determine such compliance (or lack thereof).

(c) Within sixty (60) days after the end of each quarter in each fiscal year of the Borrower, balance sheets and statements of profit and loss and cash flows, retained earnings, reconciliation of net worth and source and application of funds for such fiscal year, each prepared in reasonable detail in accordance with GAAP, on a combined and combining basis, consistently applied, and consistent in format with the financial statements furnished to Lender in connection with the Borrower’s loan application, certified by the President or Chief Financial Officer of the Borrower as fairly representing the financial position of the Borrower, such balance sheets to be as of the close of such quarter and such other statements to be for the period from the beginning of the then current fiscal year to the end of such quarter in each case subject to audit and year-end adjustments.

(d) Within fifteen (15) days after the end of each month, a Borrowing Base Certificate.

(e) Within sixty (60) days after the end of each quarter in each fiscal year, an aged analysis of all outstanding Receivables and Receivables reconciliation and ineligible reserves reports, an inventory certificate detailing locations of inventory and lower of cost or market value thereof, and an accounts payable aging, all in form and substance satisfactory to the Lender.

(f) Within thirty (30) days after the beginning of each fiscal year, a management prepared budget for the then fiscal year in form and substance reasonably satisfactory to the Lender, prepared on a combined and combining basis, which budget shall include, without limitation, projected profit and loss and cash flow statements, balance sheets and a capital expenditure budget.

(g) Promptly, from time to time, such other information regarding the operations, assets, business, affairs and financial condition of the Borrower as the Lender may reasonably request.

6.05. Adverse Changes. Promptly advise the Lender of (a) all litigation and proceedings affecting the Borrower in which the Dollar Equivalent of the amount involved is One Hundred Thousand Dollars ($100,000) or more and is not covered by insurance; (b) any material adverse change in the Borrower’s condition, financial or otherwise; or (c) any Default described in Article IX hereof or of the occurrence of any event which upon notice or lapse of time or both would constitute such an Event of Default.

6.06. Accounting. Maintain a standard system of accounting substantially in accordance with GAAP.

6.07. Depository. Use the Lender as the principal bank of account of the 811’s funds and SII’s funds.

6.08. Additional Instruments. Promptly execute and deliver or cause to be executed and delivered to the Lender all such additional and/or supplemental other instruments and documents from time to time as the Lender deems necessary or appropriate for the performance of the Borrower’s obligations under this Agreement, so long as such additional instruments do not create any additional liabilities or obligations of the Borrower.

6.09. Subordination of Debt. Subordinate all officer and shareholder debt to the Revolving Loan, pledge all such debt to the Lender as security for the Revolving Loans and not make any payments on account of such debt without the prior written consent of the Lender.

6.10. Life Insurance. Promptly pay or cause to be paid any and all premiums and charges due or payable upon or on account of any life insurance required hereunder, and maintain and continue such insurance in full force and effect and take any and all action necessary or required by the Lender or otherwise to complete, perfect and preserve all rights thereunder to the end that any such policy or policies will not lapse or be subject to any claim whatsoever.

VII. FINANCIAL COVENANTS

The Borrower covenants and agrees that, from the date hereof and until payment in full of the principal of, and interest on, the Obligations, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, the Borrower will:

7.01. Minimum Fixed Charge Coverage Ratio. Maintain or cause to be maintained, on a combined basis, a ratio of Operating Cash Flow to Debt Service of not less than the Minimum Fixed Charge Coverage Ratio.

7.02. Maximum Leverage Ratio. Not permit the ratio of Senior Debt to Tangible Net Worth to exceed, on a combined basis, the Maximum Leverage Ratio.

The Borrower acknowledges and agrees that the Lender shall test the financial covenants described in (i) Section 7.01 as of the end of each fiscal quarter of the Borrower on a rolling four-quarter basis (to include the fiscal quarter then-ended and the previous three fiscal quarters), and (ii) Section 7.02 at the end of each fiscal quarter of the Borrower, all as based on the financial statements required to be delivered to the Lender pursuant to Section 6.04 of this Agreement.

VIII. NEGATIVE COVENANTS

Each Borrower covenants and agrees that, until payment in full of the principal of, and interest on, the Obligations, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, each Borrower will not, directly or indirectly:

8.01. Indebtedness. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness, liability or lease commitment, except upon such terms and conditions as may be mutually agreed upon in advance by the Borrower and the Lender and except:

(a) Indebtedness under this Agreement;

(b) Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which the Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent the Borrower has set aside on the Borrower’s books adequate reserves therefore;

(c) Indebtedness described in financial statements previously delivered to the Lender and existing on the date hereof, provided that such Indebtedness is paid in accordance with its stated terms without renewal, extension or modification; and

(d) Other Indebtedness not in excess at any single time of an aggregate amount of One Hundred Fifty Thousand Dollars ($150,000).

8.02. Liens. Create, incur, make, assume or suffer to exist any assignment, mortgage, pledge, lien, charge, security interest or other encumbrance of any nature whatsoever on any of the Borrower’s property or assets, now or hereafter owned, other than in favor of the Lender or other than:

(a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which there shall have been set aside on the Borrower’s books adequate reserves or other provisions made in accordance with GAAP;

(b) liens securing this Agreement;

(c) liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens, bankers’ set off rights and other similar liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with GAAP;

(d) liens arising in the ordinary course of business out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(e) liens incurred as purchase money liens or other liens of a conditional vendor or refundings thereof on property acquired or held by the Borrower to secure the purchase price of such property, provided that the liens permitted by this clause (e) shall at all times be confined solely to the property so purchased and shall secure Indebtedness which does not exceed the lower of the fair market value on the date of purchase or the cost of the property so purchased and that any such obligations shall not otherwise be prohibited by the terms of this Agreement;

(f) liens arising from or upon any judgment or award, provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed; and

(g) liens securing the Indebtedness described in Section 8.01(d).

8.03. Fundamental Changes. Dissolve, liquidate, consolidate with, or merge with, or otherwise acquire all or substantially all of the assets or properties of, any other business or make any change in its legal structure, or make any substantial change in its executive management, or engage, directly or indirectly, in any business substantially different from the business now being conducted.

8.04. Acceleration of Other Indebtedness. Accelerate the maturity of any material Indebtedness now or hereafter outstanding to any other bank, supplier, or other third party, or repay the same otherwise than in accordance with its regular amortization.

8.05. Transfer of Interests. Permit the direct or indirect transfer of any interest in any Borrower by any of its present shareholders or the direct or indirect dilution of the percentage interest in any Borrower currently held by any present shareholder without the prior written consent of the Lender.

8.06. Fiscal Year. Change the date of its fiscal or financial year-end without the Lender’s prior written consent.

8.07. Advances and Distributions. Make or cause to be made, directly or indirectly, any advances, loans, or other distributions of cash or property, to affiliates or subsidiaries of the Borrower, or to any other Person, other than to holders of shares of the capital stock of the Borrower, without the prior written consent of the Lender.

8.08. Redemptions. Directly or indirectly, redeem, purchase or otherwise acquire for consideration, any shares of its capital stock, of any class.

IX. DEFAULTS AND REMEDIES

9.01. Events of Default. The occurrence of any one (1) or more of the following shall constitute an Event of Default:

(a) any material representation or warranty made herein, or in any material report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect on or as of the date made or deemed made;

(b) default in the payment of any installment of the principal of, or fees or interest on, any of the Borrower’s Obligations after the same shall become due and payable, including, but not limited to, default in the payment of any installment of principal or interest due under the Note as and when due;

(c) default, after the expiration of any applicable grace periods, in the payment of any installment of the principal of, or fees or interest on, any other Indebtedness of the Borrower to the Lender after the date when the same shall become due and payable;

(d) default in the due observance or performance of any covenant, condition or agreement contained in Articles VI, VII or VIII hereof, and, as to default in respect of any covenant, condition or agreement contained in Articles VI or VIII hereof, the continuance of such default for a period of twenty (20) days after the date Lender provides Borrower written notice of such default;

(e) default in the due observance or performance of any other covenant, condition or agreement, on the part of the Borrower to be observed or performed pursuant to the terms hereof, and the continuance of such default for a period of twenty (20) days after the date Lender provides Borrower written notice of such default;

(f) default, after the expiration of any applicable grace periods, in the due observance or performance of any covenant, promise or provision contained in any of the Security Documents, and the continuance of such default for a period of twenty (20) days after the date Lender provides Borrower written notice of such default;

(g) the Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of the Borrower or any of the Borrower’s property, (ii) admit in writing the Borrower’s inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law or if action shall be taken for the purpose of effecting any of the foregoing; provided, however, Borrower shall have forty-five (45) days within which to cause the dismissal of any involuntary petition;

(h) the occurrence of any of the following events or circumstances: (i) SIE shall be deemed unable to pay its debts within the meaning of section 123(1) (a), (b), or (2) of the Insolvency Act 1986 (United Kingdom) or shall otherwise become insolvent or stop or suspend making payments (whether of principal or interest) with respect to all or any class of its Indebtedness or announce an intention to do so, (ii) a meeting shall be convened by SIE for the purpose of passing any resolution to purchase, reduce or redeem any of its capital stock or to comply with section 142 of the Companies Act 1985 (England), (iii) any petition shall be presented or other step taken for the purpose of the appointment of an administrator or the winding up of SIE (provided, however, SIE shall have forty-five (45) days within which to cause the dismissal of any involuntary petition) or an order shall be made or resolution passed for the winding up of SIE or a notice shall be issued by convening a meeting for the purpose of passing any such resolution (except for the purpose of a solvent amalgamation or reconstitution which shall have been approved by the Lender), or (iv) any steps shall be taken, or negotiations commenced by SIE or by any of its respective creditors with a view to proposing any kind of composition, compromise or arrangement involving SIE and any of its creditors or for the presentation of a petition for the appointment of an administrator;

(i) an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, provided, however, with respect to such involuntary proceedings, the Borrower shall have thirty (30) days from the date of such order, judgment or decree to discharge the same;

(j) final judgment for the payment of money the Dollar Equivalent of which is in excess of an aggregate of Twenty-Five Thousand Dollars ($25,000) shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days or shall not be fully bonded in a manner reasonably acceptable to the Lender within such thirty (30) day period, during which execution shall not be effectively stayed;

(k) the occurrence of any attachment of any deposits or other property of the Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower the Dollar Equivalent of which is in an amount exceeding Twenty-Five Thousand Dollars ($25,000) which shall not be fully bonded in a manner reasonably acceptable to the Lender or discharged within thirty (30) days of the date of such attachment;

(l) the occurrence of any adverse change described in Section 6.05 hereof; or

(m) the occurrence of any event of default as defined in any of the Security Documents which is continuing beyond any applicable grace or cure periods.

9.02. Acceleration. Upon the occurrence of any such Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, declare the entire unpaid aggregate principal amount of, and accrued interest on, the Obligations and any and all other indebtedness of the Borrower to the Lender hereunder, forthwith to be due and payable, whereupon the indebtedness evidenced by the Notes shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding, and any obligation of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

9.03. Set-off. Borrower hereby grants to Lender a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, Collateral and property, now or hereafter in the possession, safekeeping or control of Lender or any entity under the control of Bank of American Corporation and its successors and assigns, or in transit to any of them. At any time, without demand or notice, Lender may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any Collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

9.04. Other Remedies. The Lender may look to, utilize, and realize upon any item or portion of any security held by it hereunder or under the Security Documents, or other instrument securing the Loan or any other indebtedness, liabilities, or Obligations of the Borrower to the Lender, whether now existing or hereafter contracted or acquired, in any order it may elect without obligation to equalize the burden between or among the separate items of security or portions thereof or between or among the owners thereof, or to marshal the same in any way, and the Lender may apply any proceeds of any security in such order as it shall determine, and after all indebtedness, liabilities, and Obligations now or hereafter of the Borrower to the Lender have been paid in full, the Lender shall account for any security then remaining or any surplus proceeds of any security then remaining to the owner of such security.

X. MISCELLANEOUS

10.01. Survival of Representations. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Revolving Loan, and shall continue in full force and effect so long as the Revolving Loan or other Obligations are outstanding and unpaid.

10.02. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or in behalf of the Borrower shall inure to the benefit of the respective successors and assigns of the Lender, provided that the Borrower may not transfer or assign any of its rights hereunder without the prior written consent of the Lender.

10.03. Lender’s Expenses. Each Borrower will, jointly and severally, reimburse the Lender upon demand for all out-of-pocket costs, charges and expenses of the Lender (including reasonable fees and disbursements of counsel to the Lender) in connection with (a) the preparation, execution and delivery of this Agreement and any other agreements hereunder, (b) the making of the Loans, (c) any amendments, modifications, consents, or waivers in respect thereof, (d) any enforcement thereof and (e) any enforcement of the Lender’s rights with respect to, or the administration, supervision, preservation, protection of, or realization upon, any property securing this Agreement.

10.04. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of Rhode Island.

10.05. No Waiver; Cumulative Remedies. No modification or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. No notice to, or demand on, the Borrower, in any case, shall entitle the Borrower to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor delay on the part of the Lender in exercising any right, power or privilege hereunder, or any other instrument given as security therefor, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

10.06. Captions. The captions and other headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

10.07. Notices. All communications provided for hereunder shall be in writing, sent by U.S. Mail, postage prepaid, to the respective parties at the addresses set forth below:

If to the Lender:	Bank of America, N.A. 111 Westminster Street Providence, Rhode Island 02903 Attn: David J. Angell, Senior Vice President

With a copy to:	R. Jeffrey Knisley, Esq. Roberts, Carroll, Feldstein & Peirce Incorporated 10 Weybosset Street Providence, Rhode Island 02903

If to any Borrower:	Summer Infant, Inc. 6 Blackstone Valley Place Lincoln, Rhode Island 02865 Attn: Jason Macari, President

With a copy to:	Steven I. Rosenbaum, Esq. Poore & Rosenbaum 30 Exchange Terrace Commerce Center Providence, Rhode Island 02903

Each party by notice duly given in accordance herewith may specify a different address for the purposes hereof.

10.08. Jurisdiction; Consent to Service of Process. Each Borrower, to the extent that it may lawfully do so, hereby consents to the nonexclusive jurisdiction of the courts of the State of Rhode Island and of the United States District Court for the District of Rhode Island, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts. Each Borrower irrevocably consents to service of process in the manner provided for notices in Section 10.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

10.09. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.10. Gender. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

10.11. Arm’s-Length Transaction. The Borrower recognizes, stipulates and agrees that the Lender’s actions and relationships with the Borrower, including, but not limited to, those relationships created or referenced by or in this Agreement, have been and constitute arm’s-length commercial transactions and that such actions and relationships shall at all times in the future continue to constitute arm’s-length commercial transactions and that the Lender or the Lender’s attorneys shall not at any time act, be obligated to act, or otherwise be construed or interpreted as acting as or being the Lender, attorney, partner, employee or fiduciary of the Borrower.

10.12. No Joint Venture. Notwithstanding anything to the contrary contained herein, the Lender, by entering into this Agreement with the Borrower, will not be deemed a partner or joint venturer with the Borrower and the Borrower agrees to hold the Lender harmless from any damages and expenses resulting from such construction of the relationship of the parties or any exertion thereof.

10.13. Integration. This Agreement contains the entire agreement among the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

10.14. Jury Waiver. BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE REVOLVING LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THE NOTES AND MAKE THE REVOLVING LOAN.

10.15. Replacement of Note. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of the Note or other security document, Borrower will issue, in lieu thereof, a replacement promissory note or other security document in the same principal amount thereof and otherwise of like tenor.

10.16. Assignment of Loan. Lender shall have the unrestricted right at any time or from time to time, and without Borrower’s consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each, an “Assignee”), and Borrower agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as Lender shall deem necessary to effect the foregoing. In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder and thereunder to a corresponding extent. Borrower may furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Lender shall require any such prospective Assignees to agree in writing to maintain the confidentiality of such information. The execution and delivery of appropriate assignment documentation, including amendments and replacement promissory notes, and the reasonable attorney’s fees of Borrower’s counsel in reviewing such assignment documentation, shall be at Lender’s cost and expense.

10.17. Co-Borrowers. The term “Borrower” as used herein shall mean, unless this Agreement states otherwise or unless the context otherwise requires, the “Borrower and each of them” and each and every undertaking shall be their joint and several undertaking.

10.18. Cross-Guaranty. To induce the Lender to enter into this Agreement and in addition to all other terms and conditions contained herein, each Borrower unconditionally and irrevocably guarantees to the Lender the prompt payment in full of all indebtedness and the performance of all obligations of every kind and nature now and hereafter owing by each other Borrower to the Lender pursuant to this Agreement and the Note, and each Borrower waives notice of the acceptance of such guaranty, and of all notices and demands of any kind to which such Borrower may be entitled, including, without limitation, demands of payment and notices of non-payment, default, protest and dishonor to such borrower or each other Borrower. Each Borrower further waives notice of and hereby consents to any agreement or arrangement for payment, extension, subordination, moratoria, composition, discharge or release of the whole or any part of each other Borrower’s obligations under this Agreement and the Note, the release of other guarantors or the compromise of their obligations, and the change in location or release of any Collateral or the taking of a security interest in any additional or substituted Collateral.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be duly executed all as of the day and year first above written.

WITNESS:	Bank of America, N.A.

/s/ Dan P. Tran	By:	/s/ David J. Angell
David J. Angell, Senior Vice President

Summer Infant, Inc.

/s/ Steven Rosenbaum	By:	/s/ Mark D. Gorton
	Name:	Mark D. Gorton
	Title:	VP Finance

Summer Infant Europe Limited

/s/ Steven Rosenbaum	By:	/s/ Mark D. Gorton
	Name:	Mark D. Gorton
	Title:	Financing Officer

Summer Infant Asia Limited

/s/ Steven Rosenbaum	By:	/s/ Mark D. Gorton
	Name:	Mark D. Gorton
	Title:	Financing Officer

AMENDMENT AGREEMENT AND ALLONGE

THIS AMENDMENT AGREEMENT AND ALLONGE (the “Agreement”) is made as of the 29th day of December, 2005 by and among Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (the “Lender”), and Summer Infant, Inc., a Rhode Island corporation (“SII”), Summer Infant Europe Limited, a private company limited by shares organized under the laws of England and Wales with registered number 04322137 (“SIE”), and Summer Infant Asia Limited, a Hong Kong corporation (“SIA”), all with a principal place of business located at 6 Blackstone Valley Place, Lincoln, Rhode Island (SII, SIE, and SIA herein individually referred to as a “Borrower” and collectively referred to as the “Borrower”).

PURPOSE

A. The Lender and the Borrower entered into that certain Revolving Credit Agreement dated July 19, 2005 (the “Loan Agreement”) with respect to a $7,500,000 revolving line of credit from the Lender to the Borrower (the “Revolving Loan”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. The Revolving Loan Advances made under the Revolving Loan and the Borrower’s obligations thereunder are evidenced by that certain Secured Promissory Note of the Borrower payable to the order of the Lender in the principal amount of $7,500,000 dated July 19, 2005 (the “Note”).

C. The Revolving Loan and the Revolving Loan Advances thereunder are secured by, inter alia, that certain Security Agreement between the Lender and SII dated July 19, 2005 (the “Security Agreement”).

D. The Lender and the Borrower desire to increase the borrowing availability under the Revolving Loan from $7,500,000 to $11,000,000.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The definition of “Borrowing Limit” in Section 1.01 of the Loan Agreement is hereby amended in its entirety to read as follows:

“ “Borrowing Limit” means an amount which shall not exceed the lesser of (a) Eleven Million Dollars ($11,000,000) or (b) the aggregate Dollar Equivalent of (i) eighty-five percent (85%) of Total Eligible Toys R Us Receivables outstanding from time to time, plus (ii) eighty-five percent (85%) of Total Eligible Target Receivables outstanding from time to time, plus (iii) eighty percent (80%) of Eligible Domestic Receivables outstanding from time to time, plus (iv) sixty percent (60%) of the value of Eligible Domestic Inventory, plus (v) fifty percent (50%) of the value of Eligible Foreign Inventory, plus (vi) fifty-five percent (55%) of the value of Intransit Inventory, plus (vii) sixty percent (60%) of Eligible Foreign Receivables outstanding from time to time; provided, however, the amount available for advances against Eligible Domestic Inventory, Intransit Inventory, and Eligible Foreign Inventory shall not exceed Four Million Two Hundred Thousand Dollars ($4,200,000).”

2. The reference to the dollar symbol and amount “$7,500,000” in the upper right hand corner on page 1 of the Note is hereby deleted and the symbol and number “$11,000,000” is substituted therefor and inserted in place thereof. The reference to the principal amount of “Seven Million Five Hundred Thousand Dollars ($7,500,000)” in the eighth and ninth lines of the first paragraph on page 1 of the Note is hereby deleted and “Eleven Million Dollars ($11,000,000)” is substituted therefor and inserted in place thereof.

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3. An original of this Agreement shall be attached to and made a part of the Note.

4. SII acknowledges and agrees that the increase in the borrowing availability under the Revolving Loan evidenced by this Agreement constitutes “Obligations,” as such term is defined in the Security Agreement, and thus shall be secured thereby. Section 1.23 of the Security Agreement is hereby amended in its entirety to read as follows:

“1.23. “Promissory Note” shall mean that certain Secured Promissory Note of the Debtor, Summer Infant Europe Limited, and Summer Infant Asia Limited payable to the order of the Secured Party, dated July 19, 2005 and in the face amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), as increased in amount to Eleven Million Dollars ($11,000,000) pursuant to that certain Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated December 29, 2005.”

5. All security for the Revolving Loan and the Note now existing or hereafter granted to Lender, including without limitation all security evidenced, granted or governed by the Security Documents shall be security for the Revolving Loan and the Note as amended by this Agreement.

6. All references to the Loan Agreement, wherever, whenever or however made or contained, are hereby deemed to be references to the Loan Agreement, as modified by this Agreement. All references to the Note, wherever, whenever or however made or contained, are hereby deemed to be references to the Note, as modified by this Agreement. The Borrower hereby warrants that all of the representations and warranties contained in the Loan Agreement and the Security Documents are true and correct as of the date hereof and that no Event of Default, as defined in the Loan Agreement, has occurred and is continuing.

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7. The Guarantor acknowledges and agrees that the increase in the borrowing availability under the Revolving Loan evidenced by this Agreement constitutes “Obligations,” as such term is defined in the Guaranty, and thus shall be secured thereby. By executing this Agreement in the space designated below, the Guarantor so signing acknowledges and agrees that the Loan Agreement, the Note, and all other loan documents, and all security interests granted herein, remain in force and effect, as modified by this Agreement, and continue to be secured by the Guaranty.

8. By executing this Agreement on behalf of Borrower in the space designated below, the individual so signing represents and warrants to Lender that he or she has full power and authority to execute this Agreement and to bind Borrower, and that all corporate actions necessary to authorize and approve execution of this Agreement, and by such individual, have been taken prior to the execution hereof.

9. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective heirs, administrators, executors, successors, and assigns. This Agreement has been made in the State of Rhode Island and shall be governed, construed, applied, and enforced in accordance with the laws of such state without resort to its conflict of laws rules. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; should any provision of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement. In addition, the entirety of this Agreement shall continue in full force and effect in all jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

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10. Except as amended hereby, all other terms and provisions of the Loan Agreement, the Note, and the Security Agreement are hereby ratified and confirmed.

REMINDER OF PAGE INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:	Bank of America, N.A.

	By:	/s/ David J. Angell
David J. Angell, Senior Vice President

Summer Infant, Inc.

	By:	/s /Jason P. Macari
	Name:	Jason P. Macari
	Title:	President

Summer Infant Europe Limited

	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Managing Director

Summer Infant Asia Limited

	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Managing Director

Agreed to and acknowledged by

Guarantor:

/s/ Jason P. Macari
Jason Macari

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SECOND AMENDMENT AGREEMENT AND ALLONGE

THIS SECOND AMENDMENT AGREEMENT AND ALLONGE is made effective as of the 30th day of April, 2006, by and among Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (the “Lender”), and Summer Infant, Inc., a Rhode Island corporation (“SII”), Summer Infant Europe Limited, a private company limited by shares organized under the laws of England and Wales with registered number 04322137 (“SIE”), and Summer Infant Asia Limited, a Hong Kong corporation (“SIA”), all with a principal place of business located at 582 Great Road, North Smithfield, Rhode Island (SII, SIE, and SIA herein individually referred to as a “Borrower” and collectively referred to as the “Borrowers”).

PURPOSE

A. The Lender and the Borrowers entered into that certain Revolving Credit Agreement dated July 19, 2005 (the “Loan Agreement”) with respect to a revolving line of credit (the “Revolving Loan”) from the Lender to the Borrower providing borrowing availability up to $7,500,000, which Loan Agreement was heretofore amended pursuant to that certain Amendment Agreement and Allonge between the Lender and the Borrowers dated as of December 29, 2005 (the “First Amendment”), which First Amendment increased the borrowing availability under the Revolving Loan to $11,000,000. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. The Revolving Loan Advances made under the Revolving Loan and the Borrowers’ obligations thereunder are evidenced by that certain Secured Promissory Note of the Borrowers payable to the order of the Lender in the principal amount of $7,500,000 dated July 19, 2005 (the “Note”), which principal amount was increased to $11,000,000 pursuant to the terms of the First Amendment.

C. Borrowers and Lender desire to extend the maturity of the Revolving Loan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The definition of “Termination Date” in Section 1.01 of the Loan Agreement is hereby amended in its entirety to read as follows:

“ “Termination Date” shall mean July 31, 2006, or such later date specified by the Lender if this Agreement shall be extended by the Lender in writing.”

2. The definition of “Maturity Date” on page 5 of the Note is hereby amended in its entirety to read as follows:

“ “Maturity Date” means July 31, 2006.”

3. The Borrowers hereby warrant that all of the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof and that no Event of Default (as defined in the Loan Agreement) has occurred and is continuing.

4. This Agreement shall be construed in accordance with and governed by the laws of the State of Rhode Island.

5. Except as modified and amended hereby, the Loan Agreement and the Note shall remain in full force and effect and are in all other respects ratified and confirmed.

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6. An original of this Agreement shall be attached to and made a part of the Note.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

3

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment Agreement and Allonge to be executed as of the date first above written.

Bank of America, N.A.

	By:	/s /David J. Angell
David J. Angell, Senior Vice President

Summer Infant, Inc.

	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	President

Summer Infant Europe Limited

	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Managing Director

Summer Infant Asia Limited

	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Managing Director

Agreed to and acknowledged by

Guarantor:

/s/ Jason P. Macari
Jason Macari

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THIRD AMENDMENT AGREEMENT AND ALLONGE

THIS THIRD AMENDMENT AGREEMENT AND ALLONGE is made effective as of the 31st day of July, 2006, by and among Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (the “Lender”), and Summer Infant, Inc., a Rhode Island corporation (“SII”), Summer Infant Europe Limited, a private company limited by shares organized under the laws of England and Wales with registered number 04322137 (“SIE”), and Summer Infant Asia Limited, a Hong Kong corporation (“SIA”), all with a principal place of business located at 6 Blackstone Valley Place, Lincoln, Rhode Island (SII, SIE, and SIA herein individually referred to as a “Borrower” and collectively referred to as the “Borrowers”).

PURPOSE

A. The Lender and the Borrowers entered into that certain Revolving Credit Agreement dated July 19, 2005 (the “Loan Agreement”) with respect to a revolving line of credit (the “Revolving Loan”) from the Lender to the Borrower providing borrowing availability up to $7,500,000, which Loan Agreement was heretofore amended pursuant to that certain Amendment Agreement and Allonge between the Lender and the Borrowers dated as of December 29, 2005 (the “First Amendment”), which First Amendment increased the borrowing availability under the Revolving Loan to $11,000,000, and that certain Second Amendment Agreement and Allonge between the Lender and the Borrowers dated as of April, 2006, (the “Second Amendment”), which Second Amendment extended the maturity of the Revolving Loan. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. The Revolving Loan Advances made under the Revolving Loan and the Borrowers’ obligations thereunder are evidenced by that certain Secured Promissory Note of the Borrowers payable to the order of the Lender in the principal amount of $7,500,000 dated July 19, 2005 (the “Note”), which principal amount was increased to $11,000,000 pursuant to the terms of the First Amendment.

C. Borrowers and Lender desire to extend the maturity of the Revolving Loan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The definition of “Termination Date” in Section 1.01 of the Loan Agreement, as heretofore amended, is hereby further amended in its entirety to read as follows:

“ “Termination Date” shall mean October 29, 2006, or such later date specified by the Lender if this Agreement shall be extended by the Lender in writing.”

2. The definition of “Maturity Date” on page 5 of the Note, as heretofore amended, is hereby further amended in its entirety to read as follows:

“ “Maturity Date” means October 29, 2006.”

3. The Borrowers hereby warrant that all of the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof and that no Event of Default (as defined in the Loan Agreement) has occurred and is continuing.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment Agreement and Allonge to be executed as of the date first above written.

Bank of America, N.A.

	By:	/s /David J. Angell
David J. Angell, Senior Vice President

Summer Infant, Inc.

	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	President

Summer Infant Europe Limited

	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Managing Director

Summer Infant Asia Limited

	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Managing Director

Agreed to and acknowledged by

Guarantor:

/s/ Jason P. Macari
Jason Macari

FOURTH AMENDMENT AGREEMENT AND ALLONGE

THIS FOURTH AMENDMENT AGREEMENT AND ALLONGE is made effective as of the 21st day of December, 2006, by and among Bank of America, N.A., a national banking association, with an office located at 111 Westminster Street, Providence, Rhode Island (the “Lender”), and Summer Infant, Inc., a Rhode Island corporation (“SIP), Summer Infant Europe Limited, a private company limited by shares organized under the laws of England and Wales with registered number 04322137 (“SIE”), and Summer Infant Asia Limited, a Hong Kong corporation (“SIA”), all with a principal place of business located at 582 Great Road, North Smithfield, Rhode Island (SII, SIE, and SIA herein individually referred to as a “Borrower” and collectively referred to as the “Borrowers”).

PURPOSE

A. The Lender and the Borrowers entered into that certain Revolving Credit Agreement dated July 19, 2005 (the “Loan Agreement”) with respect to a revolving line of credit (the “Revolving Loan”) from the Lender to the Borrower providing borrowing availability up to $7,500,000, which Loan Agreement was heretofore amended pursuant to that certain Amendment Agreement and Allonge between the Lender and the Borrowers dated as of December 29, 2005 (the “First Amendment”), which First Amendment increased the borrowing availability under the Revolving Loan to $11,000,000, that certain Second Amendment Agreement and Allonge between the Lender and the Borrowers dated as of April, 2006 (the “Second Amendment”), which Second Amendment extended the maturity of the Revolving Loan, and that certain Third Amendment Agreement and Allonge between the Lender and the Borrowers dated as of July 31, 2006 (the “Third Amendment”), which Third Amendment increased the borrowing availability tinder the Revolving Loan to $11,000,000 and further extended the maturity of the Revolving Lam. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B. The Revolving Loan Advances made under the Revolving Loan and the Borrowers’ obligations thereunder are evidenced by that certain Secured Promissory Note of the Borrowers payable to the order of the Lender in the principal amount of $7,500,000 dated July 19, 2005, which principal amount was increased to $11,000,000 pursuant to the terms of the First Amendment and further increased to $13,000,000 pursuant to the terms of the Third Amendment (said Secured Promissory Note, as amended by the First Amendment, the Second Amendment, and the Third Amendment, herein collectively the “Note”).

C. Borrowers and Lender desire to further increase the borrowing availability under the Revolving Loan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The definition of “Borrowing Limit” in Section 1.01 of the Loan Agreement, as heretofore amended, is hereby further amended in its entirety to read as follows:

“Borrowing Limit” means an amount which shall not exceed the lesser of (a) Seventeen Million Dollars ($17,000,000) or (b) the aggregate Dollar Equivalent of (i) eighty-five percent (85%) of Total Eligible Toys R Us Receivables outstanding from time to time,(ii) eighty-five percent (85%) of Total Eligible Target Receivables outstanding from time to time, plus (iii) eighty percent (80%) of Eligible Domestic Receivables outstanding from time to time, plus (iv) sixty percent (60%) of the value of Eligible Domestic Inventory, plus (v) fifty percent (50%) of the value of Eligible Foreign Inventory, plus (vi) fifty-five percent (55°/a) of the value of Intransit Inventory, plus (vii) sixty percent (60%) of Eligible Foreign Receivables outstanding from time to time; provided, however, the amount available for advances against Eligible Domestic Inventory, Intransit Inventory, and Eligible Foreign Inventory shall not exceed Eight Million Dollars ($8,000,000).”

2. The reference to the dollar symbol and amount “$13,000,000” in the upper right hand corner on page 1 of the Note is hereby deleted and the symbol and number “$17,000,000” is substituted therefor and inserted in place thereof The reference to the

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principal amount of “Thirteen Million Dollars ($13,000,000)” in the eighth and ninth lines of the first paragraph on page 1 of the Note is hereby deleted and “Seventeen Million Dollars ($17,000,000)” is substituted therefor and inserted in place thereof.

3. An original of this Agreement shall be attached to and made a part of the Note.

4. SII acknowledges and agrees that the increase in the borrowing availability under the Revolving Loan evidenced by this Agreement constitutes “Obligations,” as such term is defined in the Security Agreement, and thus shall be secured thereby. Section 1.23 of the Security Agreement is hereby amended in its entirety to read as follows:

“1.23. “Promissory Note” shall mean that certain Secured Promissory Note of the Debtor, Summer Infant Europe Limited, and Surr~tner Infant Asia Limited payable to the order of the Secured Party, dated July 19, 2005 and in the face amount of Seven Million Five Hundred Thousand Dollars ($7,500,000), as increased in amount to Eleven Million Dollars ($11,000,000) pursuant to that certain Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated December 29, 2005, as further increased in amount to Thirteen Million Dollars ($13,000,000) pursuant to that certain Third Amendment Agreement and Allonge among the Debtor, Summer Infant Europe Limited, Summer Infant Asia Limited and the Secured Party dated July 31, 2006, and as further increased in amount to Seventeen Million Dollars ($17,000,000) pursuant to that certain Fourth Amendment Agreement and Allonge among the Debtor, Summer I fart Europe Limited, Summer Infant Asia Limited and the Secured Party dated December 21, 2006.”

5. All security for the Revolving Loan and the Note now existing or hereafter granted to Lender, including without limitation all security evidenced, granted or governed by the Security Documents shall be security for the Revolving Loan and the Note as amended by this Agreement.

6. All references to the Lam Agreement, wherever, whenever or however made or contained, are hereby deemed to be references to the Loan Agreement, as modified by this Agreement. All references to the Note, wherever, whenever or however made or contained, are hereby deemed to be references to the Note, as modified by the First Amendment and this Agreement.

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7. The Guarantor acknowledges and agrees that the increase in the borrowing availability under the Revolving Loan evidenced by this Agreement constitutes “Obligations,” as such term is defined in the Guaranty, and thus shall be secured thereby. By executing this Agreement in the space designated below, the Guarantor so signing acknowledges and agrees that the Loan Agreement, the Note, and all other loan documents, and all security interests granted therein, remain in force and effect, as modified by this Agreement, and continue to be secured by the Guaranty.

8. By executing this Agreement on behalf of Borrower in the space designated below, the individual so signing represents and warrants to Lender that he or she has full power and authority to execute this Agreement and to bind Borrower, and that all corporate actions necessary to authorize and approve execution of this Agreement, and by such individual, have been taken prior to the execution hereof.

9. This Agreement shall be binding upon and shall inure to the benefit of Borrower and Lender, and their respective heirs, administrators, executors, successors, and assigns. This Agreement has been made in the State of Rhode Island and shall be governed, construed, applied, and enforced in accordance with the laws of such state without resort to its conflict of laws rules. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law; should any provision of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement. In addition, the entirety of this Agreement shall continue in full force and effect in all jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement had been executed with the invalid portions thereof deleted.

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10. Except a amended hereby, all other terms and provisions of the Loan Agreement, the Note, and the Security Agreement are hereby ratified and confirmed.

11. The Borrowers hereby warrant that all of the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof and that no Event of Default (as defined in the Loan Agreement) has occurred and is continuing.

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5

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment Agreement and Allonge to be executed as of the date first above written.

Bank of America, N.A.

/s / R. Jeffrey Knisley	By:	/s /David J. Angell
David J. Angell, Senior Vice President

Summer Infant, Inc.

/s/ Steven Rosenbaum	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	President

Summer Infant Europe Limited

/s/ Steven Rosenbaum	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Managing Director

Summer Infant Asia Limited

/s/ Steven Rosenbaum	By:	/s/ Jason P. Macari
	Name:	Jason P. Macari
	Title:	Managing Director

Agreed to and acknowledged by

Guarantor:

/s/ Jason P. Macari
Jason Macari

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